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                                                                      EXHIBIT 99

                         P R E S S          R E L E A S E
                         --------------------------------

                                    CONTACT:

Stephen Lerch                                                      Allan Jordan
Executive Vice President                                         Vice President
Transmedia Network Inc.                              Golin/Harris International
(305) 892-3306                                                   (212) 697-9191

             TRANSMEDIA NETWORK ENDS SIGNATURE'S EXCLUSIVE RIGHT TO
               MARKET DINING REWARDS PROGRAMS TO AIRLINE INDUSTRY

           Transmedia Set to Market Directly to Frequent Flyer Members

North Miami, FL - January 8, 2001 - Transmedia Network Inc. (NYSE:TMN), the leading provider of transaction-based dining rewards programs, announced today that it had reached agreement with SignatureCard, Inc., a subsidiary of GE Financial Assurance, Inc. (GEFA), to terminate SignatureCard's exclusive right to market Transmedia's dining rewards program to the airline industry. The agreement, which provides for a $3.8 million cash payment, terminates the 12 and a half-year joint marketing and revenue sharing arrangement between Signature and Transmedia, and extinguishes all contingent purchase price obligations associated with Transmedia's acquisition of Dining a la Card from Signature in 1999.

"We are extremely pleased to have reached this agreement which allows us to develop relationships directly with our airline partners," commented Gene Henderson, President and Chief Executive Officer of Transmedia. "Our frequent flyer members are clearly one of our most valuable demographic segments. With the ability to market directly to those frequent flyers, the opportunities for current and future members to earn miles will increase and the corresponding revenue potential to both Transmedia and our airline partners is significant."

Under the original terms of Transmedia's 1999 purchase of Dining a la Card from Signature, certain exclusive sponsor relationships, principally with airline partners, were retained by Signature. Transmedia was delegated the responsibility for administering the dining rewards business for the


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airlines, but Signature maintained the responsibility for the enrollment and initial marketing to the frequent flyer members. With the termination of this exclusivity arrangement, Transmedia will have the opportunity to significantly expand marketing to its largest members constituency. As part of the agreement, Transmedia cancelled 160,000 options of the original 400,000 issued as part of the original Dining a La Card purchase price, leaving Signature with 240,000 at a strike price of $4.00.

Presently, Transmedia offers up to 10 miles for every dollar spent by airline members at its participating restaurants, one of the richest offers available anywhere to frequent flyers. Transmedia's dining rewards program currently includes United Airlines - Mileage Plus(R) Dining, American Airlines - AAdvantage Dining(TM), Delta Air Lines - SkyMiles(R) Dining, U.S. Airways - Dividend Miles Dining (SM), America West Airlines - FlightFund Dining(R), British Airways - Executive Club(R) Dining, Continental Airlines - OnePass Dining, and Northwest Airlines - WorldPerks(R) Dining For Miles(R).



About Transmedia Network Inc.
-----------------------------

Transmedia Network Inc. presently offers its 4.1 million members a variety of dining savings and rewards programs at more than 7,000 restaurants throughout the United States via means of a registered credit card. The dining savings are offered through the Company's programs, newly re-branded under the name iDine, and may be accessed through membership in airline frequent flyer programs, club memberships or other partnerships that have been established. Transmedia Network Inc. also offers rewards and loyalty programs through many well-known cataloguers and/or outlets for leisure travel. It also markets specialized credit card transaction processing systems to merchants.

Statements contained in this Press Release which are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: recent history of operating losses of Transmedia Network Inc., its recently adopted new business strategy, its possible difficulty of meeting future cash needs, its ability to attract and retain desirable merchants, its dependence on transaction processors, presenters and aggregators, its ability to enter into marketing relationships, its ability to attract and retain new members, its ability to stimulate member usage of its dining programs and other factors that are discussed in Transmedia's filings with the Securities and Exchange Commission.

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